Exhibit 99.2

LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

DATED NOVEMBER 25, 2003

ARCH REINSURANCE LTD.

AS DEBTOR

and

BARCLAYS BANK PLC
AS LENDER

SECURITY AGREEMENT

CONTENTS

Clause

1.	Grant of Security

2.	Security for Obligations

3.	Delivery of Collateral

4.	Debtor Remains Liable

5.	Representations and Warranties

6.	Further Assurances: Supplements

7.	Additional Covenants

8.	Lender Appointed Attorney-in-Fact

9.	Lender May Perform

10.	The Lender

11.	Remedies Upon Default; Application of Collateral

12.	Amendments, Etc.

13.	Indemnity and Expenses

14.	Reserved

15.	Addresses for Notices

16.	No Waiver; Cumulative Remedies

17.	Continuing Security Interest

18.	Further Indemnification

19.	Governing Law; Terms

20.	No Petition in Bankruptcy

21.	Waiver of Jury Trial

22.	Jurisdiction; Consent to Service of Process

23.	Headings

24.	Severability

25.	Counterparts

SCHEDULE 1 Definitions

SCHEDULE 2 Prior Addresses

SCHEDULE 3 Trade Names

SECURITY AGREEMENT dated as of November 25, 2003 (as further amended, supplemented, restated or otherwise modified from time to time, this “Agreement”)

BETWEEN:

(1)                                  ARCH REINSURANCE LTD., a corporation organised and existing under the laws of Bermuda, (the “Debtor”); and

(2)                                  BARCLAYS BANK PLC, a national banking association, (the “Lender”)

WHEREAS:

(A)                              The Lender and the Debtor, have entered into a Letter of Credit Reimbursement Agreement dated of even date herewith (as further amended, supplemented, restated or otherwise modified from time to time, the “Letter of Credit Agreement”).

(B)                                It is a condition precedent to the issuance of Letters of Credit under the Letter of Credit Agreement that the Debtor shall have executed and delivered to the Lender this Agreement and pledged and granted to the Lender for the benefit of the Lender a security interest in the Collateral, as such term is defined below, held by or on behalf of the Debtor from time to time and other rights and interests contemplated by this Agreement.

(C)                                Pursuant to the terms of a Custodian Agreement (the “Custodian Agreement”), the Custodian has established a Custodial Account, account 0010525670 (the “Custodial Account”), in the name of the Debtor and the Debtor hereby grants to the Lender a security interest in the Collateral, including the Custodial Account.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to issue Letters of Credit for the account of the Debtor under the Letter of Credit Agreement, the Debtor hereby agrees with the Lender, as follows (all capitalised terms used herein shall have the meanings set forth in Schedule 1 (Definitions) or, if not defined therein, in the Letter of Credit Agreement):

1.                                       GRANT OF SECURITY

1.1                                 The Debtor hereby pledges to the Lender and grants to the Lender, a security interest in and lien upon, all of the Debtor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Debtor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

1.1.1                        the Custodial Account, including all cash held therein or credited thereto from time to time, and all securities, instruments and investments, including Investments, and other “investment property” and “financial assets,” as each such term is defined in the UCC, of any kind held therein or credited thereto from time to time) (the “Pledged Investments”); and

1.1.2                        all proceeds of, accessions to, substitutions for, and earnings on, any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in sub-clause 1.1.1) and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.  For purposes hereof, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto.

1.2                                 Notwithstanding the foregoing, at any time, other than after the occurrence and during the continuation of a Default or an Event of Default, the Debtor may request that the Lender release its Lien on so much of the Collateral as equals the excess, if any, of the Adjusted Collateral Value of the Collateral over the sum of all amounts then outstanding with respect to (x) Letter of Credit Obligations of the Debtor and (y) Reimbursement Obligations of the Debtor; provided that such excess shall be released from the Custodial Account only with the consent of the Lender, which consent may be given or withheld by the Lender in its sole discretion.  Should the Adjusted Collateral Value of the Collateral be less than the sum of all amounts then outstanding with respect to (x) Letter of Credit Obligations of the Debtor and (y) Reimbursement Obligations of the Debtor, the Lender may require the Debtor to pay to the Custodian by no later than 3:00 p.m. (London time) (a) on the date of such notice, if such notice is received before 12:00 p.m. (London time) or (b) on the Business Day immediately following notice by the Lender, if such notice is received after 12:00 p.m. (London time), the difference between the then-current Adjusted Collateral Value of the Collateral and (c) the sum of all amounts then outstanding with respect to (x) Letter of Credit Obligations of the Debtor and (y) Reimbursement Obligations of the Debtor, which payment shall be deposited by the Custodian into the Custodial Account in the form of cash or Investments.  Any failure by the Debtor to make such payment shall constitute an Event of Default hereunder and under the Fundamental Documents.

1.3                                 In addition, the Debtor shall have the right, other than after the occurrence and during the continuation of a Default or an Event of Default, to substitute Collateral to the extent such substitution arises from normal trade activities within the Custodial Account hereunder so long as (a) the Debtor maintains the value of the Custodial Account in accordance with this Clause 1, (b) such substituted Collateral shall be in the form of Investments, and (c) if requested by the Lender, the Debtor shall deliver to the Lender a Supplement to Security Agreement in a form satisfactory to the Lender. The Collateral which is removed from the Custodial Account in full compliance with this paragraph shall no longer be subject to the Lien hereof without any further action on the part of the Debtor or the Lender; the Collateral which is added to the Custodial Account pursuant to such Supplement to Security Agreement shall immediately be subject to the Lien hereof without any further action on the part of the Debtor or the Lender.  The Debtor agrees to pay any costs and expenses of the Lender (and its counsel) in connection with any substitution of Collateral.

2.                                       SECURITY FOR OBLIGATIONS

The grant in Clause 1 (Grant of Security) secures and the Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise of all obligations of every nature now or hereafter existing of the Debtor under the Letter of Credit Agreement and any Letter of Credit application and reimbursement agreement or other document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof or hereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly as a preference, fraudulent transfer or otherwise, and all obligations of every nature of the Debtor now or hereafter existing under this Agreement (all such obligations being the “Secured Obligations”).

3.                                       DELIVERY OF COLLATERAL

All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by the Custodian for the benefit of the Lender.  All uncertificated securities credited to the Custodial Account shall be registered in the name of the Custodian, as custodian for the Lender, or, to the extent such securities are held by the Depository Trust Corporation or any other clearing corporation, shall be transferred by the Depository Trust Corporation or other clearing corporation (as the case may be) to a pledgee account maintained by the Custodian with such clearing corporation.  At any time at which an Event of Default has occurred and is continuing under the Letter of Credit Agreement, the Lender shall have the right, subject at all times to Clause 11 (Remedies upon Default; Application of Collateral), in its discretion and without notice to the Debtor, to transfer to or to register in the name of any of its nominees any or all of the Collateral, and may receive the income and any distributions thereon and hold the same as Collateral for the Secured Obligations, or apply the same to any of the Secured Obligations.

4.                                       DEBTOR REMAINS LIABLE

Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under the contracts and agreements included or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in or relating to the Collateral, and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in or relating to the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.                                       REPRESENTATIONS AND WARRANTIES

The Debtor hereby represents and warrants to the Lender as follows:

5.1.1                        The Debtor is duly organised and validly exists under the laws of Bermuda.  The Debtor’s exact legal name is that indicated on the signature page hereof, and the Debtor’s principal place of business and chief executive office is located, and except as indicated on Schedule 2 (Prior Addresses), during the past five years has been located, at the address specified for the Debtor in Section 8.3 of the Letter of Credit Agreement.

5.1.2                        The Debtor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (except liens in favour of the Custodian).  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favour of the Lender relating to this Agreement.  Except as set forth on Schedule 3 (Trade Names), the Debtor has no trade names and does not do business under any fictitious business name.

5.1.3                        The pledge and the grant of the security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, and all filings and other actions necessary to perfect and protect such security interest have been duly taken.

5.1.4                        No authorisation, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than authorisations, consents, approvals already obtained, actions already taken, notices already provided and filings already made) is required (a) for the grant by the Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Debtor, (b) for the perfection of or the exercise by the Lender of its rights and remedies provided for in this Agreement or (c) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in any jurisdiction in which any of the Collateral is located.

5.1.5                        Each of this Agreement and the other Fundamental Documents to which the Debtor is a party constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganisation, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  To the knowledge of the Debtor, each Pledged Investment constitutes the legally valid and binding obligation of the party obligated to pay the same.

5.1.6                        The Debtor is deriving substantial direct and indirect benefits from the issuance of the Letters of Credit for its account under the Letter of Credit

Agreement and has received good and adequate consideration for the pledge of the Collateral effected under this Agreement.

6.                                       FURTHER ASSURANCES: SUPPLEMENTS

6.1                                 The Debtor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Lender may request, to perfect and protect the pledges and security interests granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Debtor will (a) if any Collateral shall be evidenced by a promissory note or other instrument, or if any of the Collateral shall constitute chattel paper, deliver to the Lender (or to the Custodian to hold on behalf of the Lender for the benefit of the Lender) such note, instrument and all original counterparts of chattel paper duly endorsed and accompanied by duly executed instruments of transfer, all in form satisfactory to the Lender and (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or that the Lender may reasonably request, to protect and preserve the pledges and security interests granted or purported to be granted hereby.

6.2                                 The Debtor hereby authorises the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Lender will promptly send the Debtor any financing or continuation statements thereto which it files without the signature of the Debtor and, except in the case of filings of copies of this Agreement as financing statements, the Lender will promptly send the Debtor the filing or recordation information with respect thereto.

6.3                                 The Debtor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

6.4                                 The Debtor agrees that it will not create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except in favour of the Lender (for the benefit of the Lender) hereunder or the Custodian.

7.                                       ADDITIONAL COVENANTS

7.1                                 The Debtor shall maintain its organisation and existence in the jurisdiction specified in sub-clause 5.1.1 of Clause 5 (Representations and Warranties) and shall not reincorporate or otherwise reorganise in any other jurisdiction without the prior written consent of the Lender.  The Debtor shall, from the date on which each Pledged Investment was purchased, maintain (a) complete records of each Pledged Investment, including records of all payments received, interest or fees accruing or credits granted and (b) all documentation relating thereto.  In connection therewith, the Lender may

(subject to the confidentiality restrictions contained in any agreement) institute procedures to permit it to confirm the balances owing in respect of any Pledged Investment.  The Debtor agrees to render to the Lender such clerical and other assistance as may be reasonably requested with regard to the foregoing.  If an Event of Default under the Letter of Credit Agreement shall have occurred and be continuing, promptly upon request therefor, the Debtor shall (subject to the confidentiality restrictions contained in any agreement) deliver to the Lender complete and correct copies of all documentation relating to the Pledged Investments.

7.2                                 The Debtor shall duly fulfil in all material respects all obligations on its part to be fulfilled under or in connection with the Pledged Investments and shall do nothing to impair in any material respect the rights of the Lender therein.

7.3                                 Following an Event of Default under the Letter of Credit Agreement (subject to Clause 11 (Remedies upon Default; Application of Collateral)), any proceeds of Collateral when first received by or on behalf of the Debtor shall be deposited by or on behalf of the Debtor in the form so received in the Custodial Account, and until so deposited shall be held in trust for and as the Lender’s property and shall not be commingled with the Debtor’s or any other Person’s other funds or properties.

7.4                                 The Debtor, at its own cost and expense, will, and will cause the Custodian to, maintain satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received with respect to the Collateral and all other dealings with the Collateral.  Upon the occurrence and during the continuation of an Event of Default under the Letter of Credit Agreement, the Debtor will (subject to the confidentiality restrictions contained in any agreement and any applicable law) deliver and turn over to the Lender or to its representatives, or at the option of the Lender shall (subject to the confidentiality restrictions contained in any agreement) provide the Lender or its representatives with access to, at any time on demand of the Lender, copies of all the Debtor’s books and records pertaining to the Collateral including, without limitation, all credit files and computer software, programs, tapes or disks relating to Pledged Investments or otherwise necessary to the collection thereof.

7.5                                 The Debtor will comply in all material respects with all applicable statutes, rules, and regulations with respect to the Collateral or any part thereof.

7.6                                 The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labour, materials and supplies), except that no such amount need be paid if (a) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, (b) the charge or levy is being contested in good faith and by proper proceedings, and (c) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by GAAP.

7.7                                 The Debtor will in all material respects perform and observe all the terms and provisions of the documentation relating to the Pledged Investments to be performed or observed by it, maintain the documentation relating to the Pledged Investments in full force and effect in accordance with their terms, and take all action to such end as may be from time reasonably requested by the Lender.

7.8                                 The Debtor will advise the Lender promptly, in reasonable detail, (a) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral by any Person, other than the Custodian, and (b) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral or on the pledges and security interests granted hereby.

7.9                                 The Debtor will not sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral, except sales not restricted by the terms of the Letter of Credit Agreement or this Agreement.

7.10                           The Debtor shall at all times retain Fleet National Bank, or such other institution of similar reputation as reasonably approved by the Lender, as the Custodian pursuant to the Custodian Agreement.

8.                                       LENDER APPOINTED ATTORNEY-IN-FACT

The Debtor appoints the Lender its attorney-in-fact with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Lender’s discretion, after an Event of Default under the Letter of Credit Agreement has occurred and is continuing (but in all instances subject to Clause 11 (Remedies upon Default; Application of Collateral)), to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the provisions of any applicable law), including, without limitation, to (a) ask, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for moneys due and to become due under or in connection with the Collateral, (b) receive, endorse and collect all drafts or other instruments and documents made payable to the Debtor in connection therewith or representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, (c) file any claims or take any action or institute any proceedings which the Lender may deem to be necessary or desirable for the collection of any of the Collateral, (d) enforce the rights of the Lender with respect to any of the Collateral and compliance with the terms and conditions of this Agreement, the Letter of Credit Agreement and the other Fundamental Documents, (e) pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, and such payments made by the Lender to become obligations of the Debtor to the Lender, due and payable in accordance with the Letter of Credit Agreement, (f) generally sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and (g) do, at the Lender’s option and the Debtor’s expense, at any time, or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realise upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

9.                                       LENDER MAY PERFORM

If the Debtor fails to perform any agreement contained herein or if a Default or an Event of Default under the Letter of Credit Agreement shall have occurred and be continuing, the Lender may at any time (but in all instances subject to Clause 11 (Remedies upon Default; Application of Collateral)) itself perform, or cause performance of, such agreement.

10.                                 THE LENDER

10.1                           Neither the Lender nor any of its respective affiliates, directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or for errors in judgment, except for its or their own gross negligence, wilful misconduct or bad faith.

10.2                           The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.  Except for the exercise of reasonable care in the custody and preservation of any Collateral in its possession and accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to any rights pertaining thereto.

10.3                           The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

11.                                 REMEDIES UPON DEFAULT; APPLICATION OF COLLATERAL

11.1                           If an Event of Default under the Letter of Credit Agreement shall have occurred and be continuing, then any cash held by the Lender and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realisation upon all or any part of the Collateral shall be applied to the obligations of the Debtor to the Lender as the Lender determines in its sole discretion.  Any surplus of such cash or cash proceeds held by the Lender and remaining after the payment in full of all the Secured Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled thereto.

11.2                           Any foreclosure upon, sale of, or exercise of rights with respect to the Collateral shall be conducted in compliance with all contractual provisions applicable to such Collateral, including but not limited to any provisions of any agreement pursuant to which any Investment arises that govern the sale or assignment thereof.

11.3                           Any sale of the Collateral or any part thereof shall be made in a commercially reasonable manner and in accordance with applicable law and may be made in one or more lots at public or private sale, for cash, on credit or for future delivery.  The Lender and/or any of its affiliates may be a purchaser at any such sale.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Debtor shall cooperate with the Lender in all reasonable ways in order to assist the Lender in the sale and other disposition of the Collateral.

12.                                 AMENDMENTS, ETC.

No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Debtor and the Lender, no waiver of any provision of this Agreement, nor consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure to exercise nor any delay in exercising on the part of the Lender of any right, power or privilege under this Agreement, shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.                                 INDEMNITY AND EXPENSES

13.1                           The Debtor agrees to indemnify the Lender and each of its directors, officers, employees and agents (each an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities and expenses (excluding any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed), arising out of or in connection with or resulting from the Debtor’s performance under this Agreement (including, without limitation, enforcement of this Agreement against the Debtor), unless and to the extent such claim, damage, loss, liability or expense was attributable to the gross negligence, wilful misconduct or bad faith of any of the Indemnified Persons.

13.2                           The Debtor agrees to pay to the Lender from time to time, upon demand, the amount of any and all costs and expenses (excluding any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed), including the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (a) the administration of this Agreement, (b) the custody (including custody by a third-party on behalf of the Lender) or preservation of, or the sale of, collection from, or other realisation upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Lender against the Debtor, (d) the failure by the Debtor to perform or observe any of the provisions hereof or (e) any action taken by the Lender pursuant to Clause 6 (Further Assurances; Supplements) or Clause 9 (Lender May Perform).

13.3                           The foregoing provisions of this Clause 13 are in furtherance and not in limitation of the Debtor’s obligations under the Letter of Credit Agreement.

14.                                 RESERVED

15.                                 ADDRESSES FOR NOTICES

All notices and other communications provided for hereunder shall be in writing (including telecopier and e-mail) and, if to the Debtor, mailed, telecopied, e-mailed, delivered by nationally recognised overnight courier or hand delivered to it, addressed to it at the address of such party specified in the Letter of Credit Agreement, if to the Lender, mailed, telecopied, delivered by nationally recognised overnight courier or hand delivered to it at:

Barclays Bank PLC

54 Lombard Street

London EC3V 9EX

Attention: Richard Askey/ Malcolm Heard/ Jeremy Ritchie

Telephone No. +44 (0) 207 699 3124/3314 or switchboard +44 (0) 207 699 5000,

Facsimile No. +44 (0) 207 699 2407

E-mail: Richard.G.Askey@barclyscorporate.com

Malcolm.Heard@barclayscorporate.com/ Jeremy.Ritchie@barclayscorporate.com,

or as to any party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Clause 15.  All such notices and other communications shall be effective when mailed, telecopied (with telephone confirmation of receipt received), e-mailed or delivered to the courier service, addressed as aforesaid.

16.                                 NO WAIVER; CUMULATIVE REMEDIES

The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by the Lender.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

17.                                 CONTINUING SECURITY INTEREST

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the other Secured Obligations, (b) be binding upon the Debtor and its successors and assigns, including but not limited to any trustee or examiner for the Debtor under the Bankruptcy Code or receiver for the assets of the Debtor under any rehabilitation or insolvency law, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.  Upon the payment in full of the Secured Obligations, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, at which time the Lender shall, at the expense and request of the Debtor, reassign and deliver to the Debtor, or to such Person or Persons as may be lawfully entitled thereto, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Lender pursuant to the terms hereof, together with appropriate instruments of reassignment and release.

18.                                 FURTHER INDEMNIFICATION

Without limiting the obligations of the Debtor under Clause 13 (Indemnity and Expenses), the Debtor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

19.                                 GOVERNING LAW; TERMS

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are mandatorily governed by the law of a jurisdiction other than the State of New York.  Unless otherwise defined herein or in the Letter of Credit Agreement, terms used in Article 8 and/or 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

20.                                 NO PETITION IN BANKRUPTCY

Each of the parties to this Agreement severally and not jointly, hereby covenants and agrees that, prior to the date which is one year and one day after the payment or expiration in full of all outstanding Letters of Credit, it will not institute against, or join any other Person in instituting against, the Debtor any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceedings or other similar proceeding.

21.                                 WAIVER OF JURY TRIAL

THE DEBTOR AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THIS AGREEMENT OR ENFORCEMENT OF THE FUNDAMENTAL DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, THE DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO,

ACTUAL DAMAGES.  THE DEBTOR CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

22.                                 JURISDICTION; CONSENT TO SERVICE OF PROCESS

22.1                           The Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York; and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Letter of Credit Agreement, the other Fundamental Documents, or for recognition of enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement, the Letter of Credit Agreement or the other Fundamental Documents against the Debtor or its properties in the courts of any jurisdiction.

22.2                           The Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Letter of Credit Agreement or the other Fundamental Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

22.3                           Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

23.                                 HEADINGS

Clause and sub-clause headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

24.                                 SEVERABILITY

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

25.                                 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorised, as of the date first above written.

ARCH REINSURANCE LTD.

as the Debtor

By:	/s/ Dwight Evans

Name: Dwight Evans

Title: President

BARCLAYS BANK PLC

as the Lender

By:	/s/ Chris Lee

Name: Chris Lee

Title: Manager

SCHEDULE 1

DEFINITIONS

“Adjusted Collateral Value” shall have the meaning set forth in the Letter of Credit Agreement.

“Affiliate” shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Debtor.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.  Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of being, nor considered to have the power to direct or cause the direction of management or policies solely by reason of being or actions taken as, a director, officer or employee of the Debtor or any of its Subsidiaries and (b) none of the Subsidiaries of the Debtor shall be Affiliates.

 “Agreement” shall have the meaning set forth in the preamble.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as in effect from time to time, and any successor statute.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London and Bermuda are authorised or required to close.

“Collateral” shall have the meaning set forth in Clause 1 (Grant of Security).

“Custodial Account” shall have the meaning set forth in paragraph (C) of the Recitals.

“Custodian” shall mean Fleet National Bank, as custodian under the Custodian Agreement.

“Debtor” shall have the meaning set forth in the preamble.

“Event of Default” shall have the meaning set forth in the Letter of Credit Agreement.

“Fundamental Documents” shall have the meaning set forth in the Letter of Credit Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States from time to time.

“Indemnified Person” shall have the meaning set forth in Clause 13.1 of Clause 13 (Indemnity and Expenses).

“Investments” shall have the meaning set forth in the Letter of Credit Agreement.

“Lender” shall have the meaning set forth in the preamble.

“Letter of Credit Agreement” shall have the meaning set forth in paragraph (A) of the Recitals.

“Letter(s) of Credit” shall have the meaning set forth in the Letter of Credit Agreement.

“Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Investments” shall have the meaning set forth in sub-clause 1.1.1 of Clause 1 (Grant of Security).

“Secured Obligations” shall have the meaning set forth in Clause 2 (Security for Obligations).

 “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SCHEDULE 2

PRIOR ADDRESSES

None

SCHEDULE 3

TRADE NAMES